UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

AIRGAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100

Radnor, PA 19087-5283

(Address of principal executive offices)

(610) 687-5253

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2011, Airgas, Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to the Third Amended and Restated Receivables Purchase Agreement dated March 17, 2010 (the “Receivables Purchase Agreement”) among the Company, as servicer, Radnor Funding Corp., a bankruptcy-remote special purpose entity and wholly-owned subsidiary of the Company, as seller, the members of the various purchaser groups from time to time party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrator (in such capacity, the “Administrator”). The Amendment extends the expiration date of the Receivables Purchase Agreement from March 15, 2013 to December 21, 2013 and reduces the Company’s marginal cost of funding under the Receivables Purchase Agreement.

The foregoing description of the Amendment to the Receivables Purchase Agreement is qualified by reference in its entirety to a copy of the Amendment, which is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 - Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2011, among Airgas Inc., as Servicer, Radnor Funding Corp., as Seller, the members of the various purchaser groups from time to time party thereto and the Administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2011	AIRGAS, INC.
(Registrant)

	BY:	/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President & Controller
(Principal Accounting Officer)

Exhibit Index

Exhibit 10.1	Second Amendment to the Third Amended and Restated Receivables Purchase Agreement, dated as of December 21, 2011, among Airgas Inc., as Servicer, Radnor Funding Corp., as Seller, the members of the various purchaser groups from time to time party thereto and the Administrator.